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                                   FORM T-1
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)        |__|

                         -----------------------------

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                             13-5160382
(State of incorporation                              (I.R.S. employer
if not a U.S. national bank)                         identification no.)
One Wall Street, New York, N.Y.                      10286
(Address of principal executive offices)             (Zip code)

                         -----------------------------

                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
              (Exact name of obligor as specified in its charter)
United States                                        22-2382028
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)

802 Delaware Avenue
Wilmington, Delaware                                 19801
(Address of principal executive offices)             (Zip code)
                         -----------------------------

            Class A Floating Rate Asset Backed Notes, Series 2000-1 Class B Floating Rate Asset Backed Notes, Series 2000-1 Class C Floating Rate Asset Backed Notes, Series 2000-1
                      (Title of the indenture securities)

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

1.   General information.  Furnish the following information as to the
     Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                  Address

     Superintendent of Banks of the       2 Rector Street, New York, N.Y.
     State of New York                    10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York     33 Liberty Plaza, New York, N.Y.
                                          10045

     Federal Deposit Insurance            Washington, D.C.  20429
     Corporation

     New York Clearing House              New York, New York   10005
     Association

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)




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

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6.   The consent of the Trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.








































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

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of February, 2000.

                                  THE BANK OF NEW YORK


                                  By:          /s/VAN K. BROWN
                                    -------------------------------------
                                    Name:   VAN K. BROWN
                                    Title:  ASSISTANT VICE PRESIDENT

































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
                   Consolidated Report of Condition of

                           THE BANK OF NEW YORK

                 of One Wall Street, New York, N.Y. 10286
                  And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business
September 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


[CAPTION]
                                                          Dollar Amounts
                                                           In Thousands
[S]                                                       [C]
ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin       $6,394,412
     Interest-bearing balances  . . . . . . . . . . . .        3,966,749
Securities:
     Held-to-maturity securities  . . . . . . . . . . .          805,227
     Available-for-sale securities  . . . . . . . . . .        4,152,260
Federal funds sold and Securities purchased under              1,449,439
  agreements to resell  . . . . . . . . . . . . . . . .
     Loans and lease financing receivables:
     Loans and leases, net of unearned income                 37,900,739
     LESS: Allowance for loan and lease losses                   572,761
     LESS: Allocated transfer risk reserve                        11,754
     Loans and leases, net of unearned income,                37,316,224
     allowance, and reserve   . . . . . . . . . . . . .
Trading Assets  . . . . . . . . . . . . . . . . . . . .        1,646,634
Premises and fixed assets (including capitalized                 678,439
  leases) . . . . . . . . . . . . . . . . . . . . . . .
Other real estate owned . . . . . . . . . . . . . . . .           11,571
Investments in unconsolidated subsidiaries and                   183,038
  associated companies  . . . . . . . . . . . . . . . .
Customers' liability to this bank on acceptances                 349,282
  outstanding . . . . . . . . . . . . . . . . . . . . .
Intangible assets . . . . . . . . . . . . . . . . . . .          790,558
Other assets  . . . . . . . . . . . . . . . . . . . . .        2,498,658
Total assets  . . . . . . . . . . . . . . . . . . . . .      $60,242,491

LIABILITIES
Deposits:
     In domestic offices  . . . . . . . . . . . . . . .      $26,030,231
     Noninterest-bearing  . . . . . . . . . . . . . . .       11,348,986
     Interest-bearing   . . . . . . . . . . . . . . . .       14,681,245
     In foreign offices, Edge and Agreement                   18,530,950
     subsidiaries, and IBFs   . . . . . . . . . . . . .
     Noninterest-bearing  . . . . . . . . . . . . . . .          156,624
     Interest-bearing   . . . . . . . . . . . . . . . .       18,374,326
Federal funds purchased and Securities sold under              2,094,678
  agreements to repurchase  . . . . . . . . . . . . . .

Demand notes issued to the U.S. Treasury  . . . . . . .          232,459
Trading liabilities . . . . . . . . . . . . . . . . . .        2,081,462
Other borrowed money:
     With remaining maturity of one year or less  . . .          863,201
     With remaining maturity of more than one year                   449
     through three years  . . . . . . . . . . . . . . .
     With remaining maturity of more than three years             31,080
Bank's liability on acceptances executed and                     351,286
  outstanding . . . . . . . . . . . . . . . . . . . . .
Subordinated notes and debentures . . . . . . . . . . .        1,308,000
Other liabilities . . . . . . . . . . . . . . . . . . .        3,055,031
Total liabilities . . . . . . . . . . . . . . . . . . .       54,578,827

EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . .        1,135,284
Surplus . . . . . . . . . . . . . . . . . . . . . . . .          815,314
Undivided profits and capital reserves  . . . . . . . .        3,759,164
Net unrealized holding gains (losses) on available-             (15,440)
  for-sale securities . . . . . . . . . . . . . . . . .
Cumulative foreign currency translation adjustments . .         (30,658)
Total equity capital  . . . . . . . . . . . . . . . . .        5,663,664
Total liabilities and equity capital  . . . . . . . . .      $60,242,491


         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
                                                         Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Reyni                                  Directors
Alan R. Griffith
Gerald L. Hassell













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